Exhibit 10.1
Form 8-K
Viking Systems, Inc.
File No. 000-49636

Neither this Convertible Promissory Note nor the shares of common stock which will be issued if this Note is converted into shares of common stock, has been registered under the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value without the express written consent of the Maker and Maker's receipt of an opinion of counsel acceptable to the Maker that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

$500,000                                                     February 15, 2005

                           CONVERTIBLE PROMISSORY NOTE

     FOR VALUE RECEIVED, Viking Systems, Inc., a Nevada corporation ("Maker"), hereby promises to pay to the order of Donald E. Tucker ("Payee"), the principal sum of FIVE HUNDRED THOUSAND Dollars (U.S. $500,000.00), together with interest thereon from the date hereof accruing at the rate of ten percent (10%) per annum. Principal and all accrued interest shall be payable in full on or before March 31, 2005.


                                  PAYMENT TERMS

     Principal and Interest. The principal amount of this Note, together with all accrued interest, shall be due and payable on or before March 31, 2005.

     Manner of Payment. All payments of principal and interest on this Note shall be made payable to Payee and mailed to 1626 Clemson Circle, La Jolla, CA 93027 or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this
Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Nevada.

     Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

                                     DEFAULT

     The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

          (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for fifteen (15) days after Payee notifies Maker therein writing;

          (b) The Maker shall default in the observance or performance of any other term, covenant or agreement contained herein and the same shall not be cured within fifteen (15) days of the occurrence thereof;

          (c) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

          (d) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's assets, or
     (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

                                    REMEDIES

     Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

                   CONVERSION INTO CONVERTIBLE DEBT INSTRUMENT

     The unpaid principal amount of the Note and accrued interest thereon shall be converted in full into a subsequent Convertible Debt Instrument pursuant to the Maker's anticipate convertible debt issuance provided that such convertible debt issuance is presented to Payee on or before March 1, 2005.

                                     WAIVER

     The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

                                OTHER PROVISIONS

     This Note shall be construed according to, and shall be governed by, the laws of the State of California. The provisions of this Note shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note shall continue in full force and effect. This Note may be amended only by a writing signed on behalf of each party.

     Any suit filed to enforce this Note or collect the money owed hereunder shall be filed in any state or federal court having subject matter jurisdiction and located in San Diego County, California. In any action or proceeding instituted with respect to any such claim, Maker irrevocably submits to the jurisdiction of such courts.

     This Note shall be binding upon the successors and assigns of Maker, and shall inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of Payee or any other holder hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed, sealed and delivered this Promissory Note the day and year first above written.

                                        VIKING SYSTEMS, INC.,
                                        a Nevada corporation


                                        By: /s/ Thomas B. Marsh
                                            Thomas B. Marsh, President







                                       3